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                                                                    EXHIBIT 99.1

Intevac                    3560 Bassett Street, Santa Clara CA 95054

Charles Eddy                                         Dan Matsui/Eugene Heller
Chief Financial Officer                              Silverman Heller Associates
(408) 986-9888                                       (310) 208-2550
                                                     dmatsui@sha-ir.com

         INTEVAC ANNOUNCES PRELIMINARY FOURTH QUARTER FINANCIAL RESULTS

SANTA CLARA, CALIF. -- JANUARY 15, 2004 -- Intevac, Inc. (Company) (Nasdaq:
IVAC), today announced preliminary financial results for the quarter ending December 31, 2003.

Based on a preliminary analysis of our results of operations for the three-month period ending December 31, 2003, we believe our fourth quarter: revenue will be in the range of $11.6 million to $12.1 million; gross margin will be in the range of 37% to 40%; and net loss will be in the range of $0.5 million to $1.0 million. Additionally, backlog is expected to grow from $24 million at the end of the third quarter to a range of $42 million to $44 million at the end of the fourth quarter. These results are preliminary, based upon partial information and management assumptions, have not been audited and constitute forward-looking statements pursuant to the Private Securities Litigation Reform Act of 1995. Actual results for the quarter could differ, depending on a number of factors, including accounting adjustments made during the course of closing the year and completing the audit.

ABOUT INTEVAC

Intevac is the world's leading supplier of disk sputtering equipment for the thin-film disk industry and a developer of leading technology for extreme low light imaging sensors, cameras and systems.

SAFE HARBOR STATEMENT

This press release includes statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Intevac claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms "may," "believes," "projects," "expects," or "anticipates," and do not reflect historical facts. Specific forward-looking statements contained in this press release include projections of revenue, gross margin, net loss and order backlog. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from the Company's expectations, including accounting adjustments made during the course of closing the year and


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completing the audit. These risks and other factors are detailed the Company's regular filings with the Securities and Exchange Commission.